UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

Kid’s Book Writer Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-151921	75-3268426
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10324 Wadhurst Road
Edmonton, Alberta, Canada T5N 3V1
(Address of principal executive offices)

(780) 718-6603
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 3, 2008, Michael Frank Phillet resigned as Secretary of the company and, Michelle Demers was appointed as Secretary of the Company.

Michelle Demers earned her Certified General Accountant designation and a corporate secretarial designation from the Institute of Chartered Secretaries and Administrators in 2000, formalizing many years of accounting and corporate administration experience.  From 1995 to 2001, Michelle was employed by CV Technologies Inc., a company which trades on the TSX Exchange, as Director, Canadian Operations and Assistant Corporate Secretary.  She joined DevStudios International Inc. in June, 2001 as Controller and Corporate Secretary, resigning in 2007.  In 2006 Michelle earned designation as a Fellow of the Institute of Chartered Secretaries and in 2007, as Fellow of the Association of Chartered Certified Accountants.   .
.
There are no family relationships between Michelle Demers and any of our directors or executive officers.

Michelle Demers has not had any material direct or indirect interest in any of our transactions or proposed transactions since inception. At this time, we do not have any employment agreement with Michelle Demers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 9, 2008

KID’S BOOK WRITER INC.

By:	/s/ Michael Frank Phillet
Michael Frank Phillet
President and Chief Financial Officer